PFT (Putnam Funds Trust)  Emerging Markets Income  Period ending
5/31/16

1.	Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule
A amended as of March 24, 2016    Incorporated by reference to
Post Effective Amendment No. 232 to the Registrants Registration
Statement filed on March 29, 2016.